POWER OF ATTORNEY

LAURA NEWINSKI

The undersigned hereby constitutes and appoints the individuals named on Schedule A attached hereto (each, an “Attorney-in-fact” and collectively, the “Attorneys-in-fact”) and as may be amended from time to time, or any of them signing singly, with full power of substitution and resubstitution, the undersigned's true and lawful attorney-in-fact to:

1.

as may be required, prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the United States Securities and Exchange Commission (the “SEC”) a Form ID Application Acknowledgement on the Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) of the SEC, including amendments thereto, and any other documents necessary or appropriate to obtain EDGAR codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Sections 13(d), 13(g) or Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”), or any rule or regulation of the SEC; and

2.

prepare, submit, execute for and on behalf of the undersigned, (i) Schedules 13D and 13G (and any amendments thereto) in accordance with Sections 13(d) and 13(g) of the Act, and (ii) Forms 3, 4 and 5 (and any amendments thereto) in accordance with Section 16(a) the Act and the rules and regulations thereunder for and on behalf of the undersigned, in the undersigned’s capacity as a reporting person, under Section 13 or Section 16, of the applicable registered investment companies (and any successor companies) listed on Schedule A attached hereto, as amended from time to time, and any other registered investment company affiliated with or established by, or which is sub-administered by, Brookfield Oaktree Wealth Solutions (“BOWS”) or any successor firm in a similar such capacity, for which the undersigned becomes a reporting person, under Section 13 or Section 16 (each, a “Fund”); and

3.

do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D, Schedule 13G, Form 3, 4, or 5, or other form or report, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

4.

seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the securities of any such Fund from any broker or financial institution, and the undersigned hereby authorizes any such person to release such information to each of the Attorneys-in-fact and approves and ratifies any such release of information; and

5.

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such Attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-in-fact may approve in such Attorney-in-fact's discretion.

The undersigned hereby grants to each such Attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such Attorney-in-fact, or such Attorney-in-fact substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing Attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is any Fund assuming, any of the undersigned's responsibilities to comply with Section 13 and Section 16 of the Act.

This Power of Attorney shall remain in full force and effect until (a) the undersigned is no longer required to file Schedules 13D and 13G and Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by any Fund, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing Attorneys-in-fact or (b) only with respect to each Attorney-in-fact, as applicable, at the time which such Attorney-in-fact is no longer employed by Brookfield Asset Management Inc., BOWS, or any other registered investment company affiliated with, established by, or successor to, the foregoing entities (“Brookfield”). For the avoidance of doubt, the termination or lapse of employment of any Attorney-in-fact with Brookfield shall not affect the validity of this Power of Attorney with respect to the remaining Attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 22nd day of August, 2025.

/s/ Laura Newinski
Laura Newinski

SCHEDULE A

FUND NAME AND SYMBOL

1.

Brookfield Private Equity Fund LP

INDIVIDUALS APPOINTED AS ATTORNEY-IN-FACT,

WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION

1.

Craig Ruckman

2.

Adam Sachs

3.

Miranda Hall

4.

Mary Goggins

5.

Marissa Tafone1

6.

Lisa Savitzky

Footnotes

1 Also appointed as Account Administrator

3